UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

SEPTEMBER 8, 2025
Date of Report (date of earliest event reported)

Copper Property CTL Pass Through Trust
(Exact name of registrant as specified in its charter)

New York	000-56236	85-6822811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Second Street, Suite 206
Jersey City, NJ	07311-4056
(Address of Principal Executive Offices)	(Zip Code)

(201) 839-2200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement Amendment

On September 8, 2025, Copper Property CTL Pass Through Trust, through its subsidiaries (the “Trust”) and an affiliate of Onyx Partners, Ltd. of Boston, MA (the “Buyer”), entered into a Second Amendment to its Purchase and Sale Agreement (as amended, the “Agreement”) for the sale of the Trust’s portfolio of remaining properties (collectively, the “Properties”).

The Amendment extended the scheduled closing date to October 8, 2025, which may be further extended under certain specified circumstances. While the Trust strongly believes that all conditions for closing as required by the Agreement will be satisfied, the Amendment was entered into to allow sufficient time to complete all steps required for the closing.

On September 4, 2025, the Trust completed the sale of two properties in accordance with right of first refusals (ROFR) in favor of adjoining property owners. The total purchase price for the two properties was equal to the $12.4 million total amount allocated under the Agreement for those properties. Accordingly, an adjustment to the purchase price under the Agreement in the amount of $12.4 million was made to bring the total purchase price under the Agreement to $935 million in an all-cash transaction, subject to customary closing adjustments and prorations.

The Properties are subject to a long-term triple-net master lease with Penney Intermediate Holdings LLC or affiliates thereof. The Buyer has completed its due diligence, and its deposit under the Agreement is non-refundable.

The Trust intends to distribute the net proceeds to Certificateholders in accordance with the terms of the Trust Agreement following the consummation of the sale.

The Agreement provides certain limited termination rights on a property-by-property basis in connection with purchase rights in favor of ground lessors or purchase rights pursuant to reciprocal easement agreements, certain title defects, casualty events, or condemnation proceedings.

Due to various conditions to closing, the Trust cannot make any assurances that the disposition of the Properties is certain.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed sale of properties, the expected timing of the transaction, and the anticipated distribution of proceeds. These statements are based on the Trust’s current expectations, assumptions, estimates, and projections, and involve risks and uncertainties that could cause actual results to differ materially. For more information, please refer to the Trust’s filings with the SEC. The Trust undertakes no obligation to update any forward-looking statements, except as required by law.

Item 8.01.    Other Events.

On September 8, 2025, the Trust issued a press release announcing that it entered into a Second Amendment to its Purchase and Sale Agreement, which extended the scheduled closing date to October 8, 2025.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Number
99.1    Press Release, dated September 8, 2025.

*Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER PROPERTY CTL PASS THROUGH TRUST
	By:	/s/ Larry Finger
Larry Finger
Principal Financial Officer
Date: September 8, 2025